Prudential Investment Portfolios 15.
Annual period ending 8/31/2017
File No. -02896

SUB-ITEM 77-I
Terms of New or Amended Securities

PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

ARTICLES SUPPLEMENTARY

      Prudential Investment Portfolios, Inc. 15, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

      (a) 35,000,000 authorized but unissued shares of Prudential
High Yield Fund Class T Common Stock (the "Class T Common
Stock") as 35,000,000 additional shares of Prudential Short
Duration High Yield Income Fund Class A Common Stock;

      (b) 25,000,000 authorized but unissued shares of Class T
Common Stock as 25,000,000 additional shares of Prudential Short
Duration High Yield Income Fund Class Z Common Stock;

      (c) 190,000,000 authorized but unissued shares of Class T
Common Stock as 190,000,000 additional shares of Prudential High
Yield Fund Class Z Common Stock;

      (d) 100,000,000 authorized but unissued shares of the Class
T Common Stock as 100,000,000 shares of Prudential High Yield
Fund Class R2 Common Stock; and

      (e) 100,000,000 authorized but unissued shares of the Class
T Common Stock as 100,000,000 shares of Prudential High Yield
Fund Class R4 Common Stock.

Each class of Common Stock, $0.01 par value per share (the "Common Stock"), of the Corporation classified as set forth above shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of the applicable series of Common Stock as set forth in the Charter.

      SECOND: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 6,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $60,000,000, classified and designated as follows:

            Prudential Short Duration High Yield Income Fund
         Class A Common Stock  125,000,000
      Class C Common Stock   100,000,000
      Class Q Common Stock  150,000,000
      Class Z Common Stock  675,000,000
      Class T Common Stock    75,000,000

            Prudential High Yield Fund
         Class A Common Stock  665,000,000
      Class B Common Stock    50,000,000
      Class C Common Stock  200,000,000
         Class Q Common Stock    1,000,000,000
         Class R Common Stock  150,000,000
         Class Z Common Stock  2,060,000,000
         Class T Common Stock  750,000,000


      THIRD: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 6,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $60,000,000, classified and designated as follows:

            Prudential Short Duration High Yield Income Fund
         Class A Common Stock  160,000,000
      Class C Common Stock    100,000,000
      Class Q Common Stock  150,000,000
      Class Z Common Stock  700,000,000
      Class T Common Stock    75,000,000

            Prudential High Yield Fund
         Class A Common Stock  665,000,000
      Class B Common Stock    50,000,000
      Class C Common Stock  200,000,000
         Class Q Common Stock   1,000,000,000
         Class R Common Stock  150,000,000
         Class Z Common Stock    2,250,000,000
         Class T Common Stock  300,000,000
         Class R2 Common Stock  100,000,000
         Class R4 Common Stock  100,000,000

      FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
      FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]



            IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 15 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this ____ day of ____________, 2017.

ATTEST: PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15
/s/Jonathan Shain            By: /s/Scott Benjamin
Name: Jonathan Shain         Name: Scott Benjamin
Title: Assistant Secretary   Title: Vice President